                                                                    EXHIBIT 99.1


                                  [BELK LOGO]

NEWS RELEASE - Contact: Belk, Inc. -- Steve Pernotto, 704-426-1890, steve_pernotto@belk.com

--------------------------------------------------------------------------------

               NEW STORE OPENINGS, PROFFITT'S/MCRAE'S STORES LIFT
                   BELK, INC. THIRD QUARTER SALES 29.8 PERCENT

CHARLOTTE, N.C., November 25, 2005 -- Belk, Inc. today announced operating results for the third quarter and nine months ended October 29, 2005. Third quarter sales were up 29.8 percent primarily as a result of the 47 Proffitt's and McRae's stores acquired by the company from Saks Incorporated in July and 12 new stores opened since the beginning of the year.

NET SALES
Total third quarter sales increased $161.1 million, or 29.8 percent, to $701.3 million compared to the same prior-year period. Comparable store sales for the three months decreased 1.5 percent.

Total sales for the nine months ended October 29, 2005 increased $245.3 million, or 15.1 percent, to $1,872.1 million, compared to the same prior-year period. Comparable store sales for the nine months increased 0.4 percent.

NET INCOME
Third quarter net income decreased $16.3 million from the same prior-year period. Net income excluding non-comparable items decreased $15.7 million. The decrease was due to anticipated transition expenses and increased interest expense associated with the acquisition of Proffitt's and McRae's stores as well as lower gross margins and additional expense incurred as a result of Hurricane Katrina. A detailed reconciliation of net income to net income excluding non-comparable items is provided at the end of this release.

Net income for the nine months ended October 29, 2005 decreased $13.8 million from the same prior-year period. Net income excluding non-comparable items for the nine months decreased $12.5 million primarily as a result of the same factors affecting third quarter performance.

Tim Belk, chairman and chief executive officer of Belk, Inc., said, "Although our same store sales for the quarter did not meet our expectations, the eight new stores that opened in September and October are performing well. We're also making good progress with the integration of the Proffitt's and McRae's stores despite the impact of Hurricane Katrina on our Mississippi and Louisiana stores. We expect a return to our normal levels of profitability once the initial integration costs for the Proffitt's and McRae's stores are behind us."

BELK DISASTER RELIEF FUND REACHES $1 MILLION TO AID HURRICANE KATRINA VICTIMS Tim Belk also commented that the company's fundraising campaign to benefit Hurricane Katrina victims has generated more than $1 million in contributions from associates, customers, vendors and the company. Among the victims were more than 200 of the company's store associates who suffered significant losses as a result of the storm.

"The outpouring of care, concern and support by our associates and customers for hurricane victims has been remarkable and heart-lifting," said Belk. "We have reason to be proud of and thankful for the extraordinary dedication and efforts of associates from our hurricane-impacted stores and from associates throughout the company who have reached out to help in a meaningful way."


                                     -More-


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NEW STORES, STORE EXPANSIONS, RENOVATIONS
Belk opened eight new stores during the third quarter in Alabaster and Guntersville, Ala.; Lakeland, Fla.; Shreveport, La.; Charlotte, N.C.; Owasso, Okla.; Waxahachie, Texas; and Williamsburg, Va. Additionally, the company completed two major store expansions and renovations in Greenville, N.C. and Suffolk, Va.

Other store expansion and renovation projects were completed on November 2, 2005, in California, Md., and Valdosta, Ga.; as well as major store remodeling projects in Lynchburg, Va.; Raleigh, N.C. (Crabtree Valley Mall); and Dalton, Ga.

The company has opened a total of 12 new stores and has completed five store expansions and three major store remodelings during 2005.

ABOUT BELK, INC.
Charlotte, N.C.-based Belk, Inc. is the nation's largest privately owned department store company with 278 stores, including 18 Proffitt's stores and 25 McRae's stores, in 15 Southeastern states as of October 29, 2005. Founder William Henry Belk opened the company's first store in Monroe, N.C., in 1888.

NOTES:
To provide clarity in measuring Belk's financial performance, Belk supplements the reporting of its consolidated financial information under generally accepted accounting principles (GAAP) with the non-GAAP financial measure of "net income excluding non-comparable items". Belk believes that "net income excluding non-comparable items" is a financial measure that emphasizes the company's core ongoing operations and enables investors to focus on period-over-period operating performance. It is among the primary indicators Belk uses in planning and operating the business and forecasting future periods, and Belk believes this measure is an important indicator of recurring operations because it excludes items that may not be indicative of or are unrelated to core operating results.

Belk also excludes such items in connection with evaluating company performance in connection with its incentive compensation plans. In addition, this measure provides a better baseline for modeling future earnings expectations and makes it easier to compare Belk's results with other companies that operate in the same industry. Net income is the most directly comparable GAAP measure. The non-GAAP measure of "net income excluding non-comparable items" should not be considered in isolation or as a substitute for GAAP net income.

Certain statements made in this news release are "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and the Company's future performance, as well as our expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. You can identify these forward-looking statements through our use of words such as "may," "will," "intend," "project," "expect," "anticipate," "believe," "estimate," "continue," or other similar words. Certain risks and uncertainties that may cause our actual results to differ significantly from the results we discuss in our forward-looking statements include, but are not limited to: our ability to execute our growth and expansion plans; our ability to successfully integrate the 47 Proffitt's and McRae's department stores acquired from Saks Incorporated; changes in interest rates; changes in buying, charging and payment behavior among our customers; changes in the competitive environment of the department store and broader retail industry; the effectiveness of our merchandising and sales promotion strategies; seasonal fluctuations in sales and net income; our ability to contain costs and fully realize synergies from our operational consolidations; and changes in accounting standards or legal regulatory matters.

For additional information on these and other risk factors, see the section captioned "This Report Contains Forward-Looking Statements" in our Annual Report on Form 10-K for the fiscal year ended January 29, 2005 and our other filings with the Securities and Exchange Commission. We believe these forward-looking statements are reasonable. However, you should not place undue reliance on such statements. We undertake no obligation to publicly update or revise any forward-looking statement, even if future events or new information may impact the validity of such statements.

                                     -More-
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                                                                               3


                           BELK, INC. AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)

                                                              Three Months Ended               Nine Months Ended
                                                         ------------------------------ -----------------------------
                                                          October 29,     October 30,    October 29,      October 30,
                                                              2005            2004           2005            2004
                                                         ------------     -----------    -----------      -----------
(millions)
Revenues                                                   $  701.3        $  540.2       $ 1,872.1         $ 1,626.8
Cost of goods sold (including occupancy and buying
  expenses)                                                   490.6           364.4         1,274.0           1,087.6
Selling, general and administrative expenses                  203.1           149.5           506.5             433.4
Asset impairment and store closing costs                         .0              --             1.7                .4
Hurricane losses                                                 .9              --              .9                --
                                                           --------        --------        --------         ---------
Operating Income                                                6.7            26.3            89.0             105.4
Interest expense, net                                         (14.2)           (7.9)          (31.7)            (25.6)
Gain (loss) on property, equipment and investments              (.0)            (.0)             .1               (.3)
Other income, net                                                .1              .1              .2                .4
                                                           --------        --------        --------         ---------
Income before income taxes                                     (7.4)           18.5            57.6              79.9
Income taxes                                                   (2.9)            6.7            20.6              29.1
                                                           --------        --------        --------         ---------
Net Income                                                 $   (4.5)       $   11.8        $   37.0         $    50.8
                                                           ========        ========        ========         =========



                           BELK, INC. AND SUBSIDIARIES
                        RECONCILIATION OF NET INCOME AND
                    NET INCOME EXCLUDING NON-COMPARABLE ITEMS
                                   (UNAUDITED)


                                                              Three Months Ended              Nine Months Ended
                                                           --------------------------     ----------------------------
                                                           October 29,    October 30,     October 29,      October 30,
                                                               2005          2004            2005              2004
                                                           ----------     ----------      -----------      -----------
(millions)
Net income                                                 $   (4.5)       $   11.8        $   37.0          $   50.8
(Gain) Loss on property, equipment and investments,
  net of income tax (expense) benefit                           0.0             0.0            (0.0)              0.2
Asset impairment and store closing costs, net of
  income tax benefit                                            0.0              --             1.1               0.2
Hurricane losses                                                0.6              --             0.6                --
                                                           --------        --------        --------          --------
Net income excluding non-comparable items                  $   (3.9)       $   11.8        $   38.7          $   51.2
                                                           ========        ========        ========          ========


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